UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  September 2, 2010
(Date of earliest event reported)

KINGSTONE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1154 Broadway, Hewlett, NY	11557
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 374-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

         On September 2, 2010, Kingstone Companies, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) informing the Company that it had determined that the Company’s issuance of 787,409 shares of common stock in exchange for approximately 1,299 shares of the Company’s outstanding Series E preferred stock, as previously disclosed in the Company’s Current Report on Form 8-K for an event dated June 30, 2010, was not in compliance with Nasdaq’s shareholder approval rules set forth in Listing Rule 5635(c) and 5635(d)(2).  The Company has until September 17, 2010 to submit a plan to Nasdaq to regain compliance.  The Company is preparing such a plan for submission to Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

September 8, 2010	By:	/s/ Barry B. Goldstein
Barry B. Goldstein
President